         FUND NAME                           SECURITY DESCRIPTION                  TRADE DATE
         ---------            --------------------------------------------------   ----------
 VT Total Return Bond Fund                Pacificorp BRK 5.5 1/15/19                01/05/09
 VT Total Return Bond Fund                 Pacificorp BRK 6 1/15/39                 01/05/09
 VT Total Return Bond Fund              Centerpoint Hous CNP 7 3/1/14               01/06/09
 VT Total Return Bond Fund              Devon Energy DVN 5.625 1/15/14              01/06/09
 VT Total Return Bond Fund              Delhaize Group DELH 5 7/8 2/14              01/27/09
 VT Total Return Bond Fund           General Mills Inc. GIS 5/65 2/15/19            01/29/09
 VT Total Return Bond Fund               Hess Corp. HES 8 1/8 2/15/19               01/29/09
 VT Total Return Bond Fund             Altria Group Inc. MO 9.25 8/6/19             02/03/09
 VT Total Return Bond Fund              Morgan Stanley MSFloat 2/10/12              02/06/09
 VT Total Return Bond Fund           Hewlett Packard Co. HPQ 4.75 6/2/14            02/23/09
 VT Total Return Bond Fund                     WOART 2009-A A4                      04/07/09
 VT Total Return Bond Fund              California St CAS 7.55 4/1/39               04/22/09
 VT Total Return Bond Fund               Credit Suisse CS 5.5 5/1/14                04/28/09
 VT Total Return Bond Fund                Ecana Corp ECACN 6.5 5/19                 04/29/09
 VT Total Return Bond Fund    Honda Auto Receivables Owner Trust HAROT 2009-2 A4    05/05/09
 VT Total Return Bond Fund              Morgan Stanley MS 7.3 5/13/19               05/08/09

 VT Total Return Bond Fund               Morgan Stanley MS 6 5/13/14                05/08/09
 VT Total Return Bond Fund              JPMorgan Chase JPM 4.65 6/1/14              05/13/09
    VT Small Cap Growth                MSCI Inc. Common Stock - Class A             05/19/09
 VT Total Return Bond Fund              Nordstrom Inc. JWN 6.75 6/1/14              05/20/09
     VT Discovery Fund                          Steel Dynamics                      06/03/09
 VT Total Return Bond Fund            Time Warner Cable TWC 6.75 6/15/39            06/24/09
 VT Total Return Bond Fund          International Paper Co. IP 7.5 8/15/21          08/03/09
 VT Total Return Bond Fund      North Texas Tollway Authority NRTTRN 6.718 49       08/03/09
 VT Total Return Bond Fund            Mack-Cali Realty CLI 7.75 8/15/19             08/05/09
 VT Total Return Bond Fund              CVS Caremark CVS 6.125 9/15/39              09/08/09
 VT Total Return Bond Fund             Morgan Stanley MS 5.625 9/23/19              09/16/09
VT Small/Mid Cap Value Fund                  Verisk Analytics Inc                   10/06/09
 VT Small Cap Growth Fund                      RailAmerica Inc                      10/12/09
     VT Discovery Fund                        SuccessFactors Inc                    10/20/09
     VT Discovery Fund                    Hyatt Hotels Corp Class A                 11/04/09
 VT Total Return Bond Fund             Boston Scientific BSX 6 1/15/20              12/10/09

   AFFILIATED PRINCIPAL                                        PURCHASE   SHARES/PAR   UNDERWRITING
       UNDERWRITER                    EXECUTING BROKER           PRICE      AMOUNT      CONCESSION
   --------------------       -----------------------------    --------   ----------   ------------
Wells Fargo Securities                   Barclays              $ 99.35       50,000       0.65%
Wells Fargo Securities                   Barclays              $ 99.05       60,000       0.88%
Wells Fargo Securities                Credit Suisse            $ 99.98       60,000       0.60%
Wells Fargo Securities                     UBS                 $ 99.77      150,000       0.60%
 Wachovia Securities                       CHSI                $ 99.67       40,000       0.60%
Wells Fargo Securities                     CHSI                $ 99.91       60,000       0.45%
 Wachovia Securities                  Goldman Sachs            $ 99.68       72,000       0.65%
 Wachovia Securities                        DB                 $ 99.88      185,000       0.65%
Wells Fargo Securities                     MSCO                $100.00      595,000       0.30%
Wells Fargo Securities                      DB                 $ 99.99      375,000       0.35%
       Wachovia                      Bank of America           $ 99.98       115000       0.25%
     Wells Fargo                           JPM                 $101.38      115,000       0.74%
       Wachovia                       Credit Suisse            $ 99.90      115,000       0.35%
       Wachovia                       Duetsche Bank            $ 99.82       55,000       0.65%
 Wachovia Securities                    JP Morgan              $ 99.97      194,000       0.35%
 Wachovia Securities                  Morgan Stanely           $ 99.77      205,000       0.45%

 Wachovia Securities                       MSCO                $ 99.65      315,000       0.35%
       Wachovia                         JP Morgan              $ 99.79      220,000       0.35%
       Wachovia                       Morgan Stanley           $ 21.50       29,600       3.75%
       Wachovia                      Bank of America           $ 99.63       25,000       0.60%
       Wachovia               Merrill Lynch, Pierce, Fenner    $ 13.50        28000       4.50%
       Wachovia                      Bank of America           $ 97.13      160,000       0.88%
     Wells Fargo                     Bank of America           $ 99.92       95,000       0.68%
     Wells Fargo                      Goldman Sachs            $100.00      130,000       0.92%
     Wells Fargo                           Citi                $ 99.15       20,000       0.65%
     Wells Fargo                     Barclays Capital          $ 99.67      155,000       0.88%
     Wells Fargo                      Morgan Stanley           $ 99.59      155,000       0.45%
     Wells Fargo                      Merrill Lynch            $ 22.00          550       4.00%
     Wells Fargo                           JPM                 $ 15.00       51,350       6.50%
     Wells Fargo                      Goldman Sachs            $ 15.50       14,250       4.85%
     Wells Fargo                            GS                 $ 25.00        2,050       5.12%
     Wells Fargo                           JPM                 $ 99.03       85,000       0.88%